Exhibit 99.1

                  Community Bancorp Announces Record
                Earnings for the Third Quarter of 2005

    ESCONDIDO, Calif.--(BUSINESS WIRE)--Oct. 20, 2005--Community
Bancorp Inc. (NASDAQ:CMBC):

    -- Net Income for the third quarter of 2005 totaled $3.4 million, up 67% over the third quarter of 2004 and 20% over the second quarter of 2005

    -- Third Quarter Diluted EPS of $0.58 per share, up 35% over third quarter 2004 and up 14% over second quarter 2005

    Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), a Southern California based community bank holding company with $882.3 million in total assets, today announced third quarter 2005 record net income of $3.4 million, or $0.58 per diluted share, compared to third quarter 2004 net income of $2.0 million, or $0.43 per diluted share, and second quarter 2005 net income of $2.8 million, or $0.51 per diluted share. The increase in net income resulted primarily from increased net interest income due to loan growth, acquisitions and an expanded net interest margin.
    Net income increased 49% for the nine months ended September 30, 2005 to $8.8 million compared to $5.9 million for the same period last year. Earnings per share (EPS) increased 23% for the nine months ended September 30, 2005 to $1.54 per diluted share compared to $1.25 per diluted share for the same period in 2004.
    The comparability of financial information is affected by our acquisitions. Operating results include the operations of acquired entities from the dates of acquisition. We acquired Cuyamaca Bank on October 1, 2004 and Rancho Bernardo Community Bank on August 19, 2005.



THIRD QUARTER RESULTS
(unaudited) (dollars in
 thousands,                 Third   Third            Second
except per share data)     Quarter Quarter           Quarter
                             2005    2004  % Change    2005  % Change
                           ------- ------- --------- ------- ---------

Diluted EPS                 $0.58   $0.43     34.88%  $0.51     13.73%
Net Income                 $3,384  $2,030     66.70% $2,831     19.53%
Return on Average Assets
 (ROA)                       1.63%   1.57%     3.82%   1.54%     5.84%
Return on Average Tangible
 Equity (ROTE)              22.12%  19.76%    11.94%  22.76%    -2.81%
Net Interest Margin          5.81%   5.27%    10.25%   5.61%     3.57%
Efficiency Ratio            54.97%  58.59%    -6.18%  57.23%    -3.95%



    "The increase in net income resulted from several sources," stated Michael J. Perdue, President and CEO. "We are a much larger institution as a result of strong internal loan and deposit growth as well as the closing of two acquisitions in the last twelve months. We have also focused on controlling our interest expenses and improving our deposit mix which helped to boost our net interest margin from 5.27% in the third quarter of 2004 to 5.81% in the most recent quarter in 2005."
    "We experienced continued robust internal growth during the third quarter, which, combined with the acquisitions of Rancho Bernardo Community Bank and Cuyamaca Bank, produced a 63% increase in total assets to $882.3 million as of September 30, 2005 compared to $540.6 million as of September 30, 2004. If we exclude the effect of the acquisitions, assets grew internally 19% since September 30, 2004," continued Perdue. "Excluding acquisitions and wholesale deposits, retail deposits increased 24% since September 30, 2004 and gross loans increased 24% over the same period. Including the acquisitions, total loans increased 61% to $733.7 million as of September 30, 2005 compared to $455.2 million as of September 30, 2004. Total deposits also increased substantially, rising 61% to $736.0 million as of September 30, 2005 compared to the same date a year earlier. The continued improvement in our deposit mix has also contributed to our improved performance. Demand deposits increased significantly, rising 91% to $159.9 million as of quarter end compared to $83.7 million as of the same date in 2004. As a result of this strengthened deposit portfolio, the increase in market rates and the recovery of $362,000 of deferred interest on non-accrual loans, our net interest income increased 72% for the third quarter 2005 over 2004."
    Loan production was very strong, increasing 21% to $379.6 million for the nine months ended September 30, 2005 compared to $313.0 million for the same period in 2004. Of these totals, commercial and other loan originations were 67% of the total production, or $253.4 million, while SBA loan originations were 33% of the total production, or $126.2 million.

    INTEREST INCOME AND EXPENSE

    During the three months ended September 30, 2005, net interest income before loan loss provision increased 72% over the same period last year. Total interest income was $14.9 million, a 90% increase over the $7.8 million for the same period in 2004. The increase was primarily the result of the 56% increase in average interest earning assets and increases in the yield on those assets. Total interest expense for the three months ended September 30, 2005 was $3.8 million, a 173% increase over the $1.4 million for the same period in 2004. Interest expense increased due to the 52% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities as a result of increases in market interest rates. For the third quarter 2005, average transaction accounts increased 63% to $348.1 million compared to $213.4 million for the same period last year.

    OTHER OPERATING INCOME

    Excluding the loss on REO in 2004, other operating income decreased 8.4% to $2.5 million for the three months ended September 30, 2005 compared to $2.7 million during the same period last year due to a decrease in the gain on sale of loans. SBA 504 loan sales totaled $18.2 million and SBA 7a loan sales totaled $9.6 million for the third quarter of 2005 compared to $2.6 million in SBA 504 loans and $16.1 million in SBA 7a for the same period in 2004. The change in mix of loans sold resulted in a decrease in gain on sale revenue during the third quarter of 2005 to $1.5 million compared to $2.0 million for the same period in 2004. The decrease in gain on sale was partially offset by increases in customer service charges and other fee income.

    OTHER OPERATING EXPENSES

    Other operating expenses increased 39% to $7.4 million for the three months ended September 30, 2005 compared to $5.3 million for the three months ended September 30, 2004. The increase in non-interest expense was due to significant growth and expansion, including the acquisitions of Cuyamaca Bank and Rancho Bernardo Community Bank, with five combined banking offices, and the addition of a new banking office in Murrieta, CA. As of September 30, 2005, the Company had 245 full time equivalent employees, compared to 149 as of September 30, 2004. The Company's efficiency ratio improved to 54.97% for the third quarter of 2005 compared to 58.59% for the same period in 2004.

    RESERVES AND ASSET QUALITY

    As of September 30, 2005, the reserve for loan losses increased to $10.1 million compared to $6.0 million as of September 30, 2004. The reserve for loan losses as a percentage of total gross loans was 1.37% as of September 30, 2005 compared to 1.32% as of September 30, 2004. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.44% as of September 30, 2005 compared to 1.43% as of September 30, 2004. During the first nine months of 2005, the Company recorded a provision for loan losses of $1.2 million compared to $838,000 for the same period in 2004. The Company had net loan recoveries of $186,000, or (0.04)%, for the nine months ended September 30, 2005 compared to net loan charge offs of $19,000, or 0.01%, for the same period in 2004.
    Non-performing loans were $2.7 million as of September 30, 2005 compared to $4.7 million as of September 30, 2004. Net of government guarantees, non-performing loans as a percent of total loans were 0.17% as of September 30, 2005 compared to 0.62% as of September 30, 2004.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets declined to 5.81% as of September 30, 2005 compared to 7.92% as of September 30, 2004 due to the acquisitions of Rancho Bernardo Community Bank and Cuyamaca Bank combined with the significant growth in assets. In order to facilitate the acquisition of Rancho Bernardo Community Bank, the Company issued $20.0 million in trust preferred securities, of which $4.4 million was contributed to the Bank subsidiary as additional capital.

    RANCHO BERNARDO COMMUNITY BANK ACQUISITION

    Community Bancorp acquired Rancho Bernardo Community Bank (OTCBB:RBCB) by merging it into Community National Bank, as of the close of business on August 19, 2005. As a result, Community began consolidating the results of the combined entity beginning on August 20, 2005. As of the date of acquisition, Rancho Bernardo had total assets of $125.8 million, total gross loans of $80.6 million and total deposits of $114.2 million.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $882.3 million in assets as of September 30, 2005, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with eleven community banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Rancho Bernardo, Santee, Temecula and Vista, a commercial loan production office in Corona, CA, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.



CONSOLIDATED BALANCE SHEETS
---------------------------  Percentage
(unaudited) (dollars in        change    September December  September
 thousands)                     from        30,       31,       30,
                               Sep 30,
                                2004        2005      2004       2004
                             ---------- --------- --------- ----------
ASSETS:
Cash and cash equivalents                $21,940   $24,407    $49,332
Investments and interest
 bearing deposits in
 financial institutions                   55,590    35,973     20,471

Loans held for investment        67%     589,896   437,932    354,000
  Less allowance for loan
   losses                                (10,124)   (7,508)    (6,029)
                                        --------- --------- ----------
       Net loans held for
        investment                       579,772   430,424    347,971
Loans held for sale              42%     143,767   101,588    101,247
Premises and equipment, net                6,976     6,737      3,951
Other real estate owned and
 repossessed assets                           68         -         39
Accrued interest and other
 assets                                   15,901    13,402      8,588
Income tax receivable and
 deferred tax asset, net                   7,364     5,928      3,859
Servicing assets, net                      4,554     4,011      3,698
Interest-only strips, at fair
 value                                     2,196     1,749      1,454
Goodwill                                  44,167    17,387          -
                                        --------- --------- ----------

       Total assets              63%    $882,295  $641,606   $540,610
                                        ========= ========= ==========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Deposits
   Interest bearing              55%    $576,109  $438,995   $372,119
   Non-interest bearing          91%     159,892   110,771     83,668
                                        --------- --------- ----------
        Total deposits           61%     736,001   549,766    455,787

Short term borrowing                       3,000     1,000     20,000
Long term debt                            38,655    17,640     14,862
Accrued expenses and other
 liabilities                              11,797    10,082      7,118
                                        --------- --------- ----------
       Total liabilities         59%     789,453   578,488    497,767
                                        --------- --------- ----------

Stockholders' equity
Common stock, $0.625 par
 value;  authorized
 10,000,000 shares,
   issued and outstanding;
   5,936,578 (including 11,670
   of restricted stock awarded
   under the equity based
   compensation plan) at
   September 30, 2005, 5,162,725
   at December 31, 2004 and
    4,422,689 at September
    30, 2004                               3,703     3,227      2,764
Additional paid-in capital                61,635    38,994     21,351
Deferred compensation -
 restricted stock                           (256)        -
Accumulated other comprehensive
 gain (loss), net of income
 taxes                                      (319)      (73)       (11)
Retained earnings                         28,079    20,970     18,739
                                        --------- --------- ----------

       Total stockholders'
        equity                  117%      92,842    63,118     42,843
                                        --------- --------- ----------

       Total liabilities and
        stockholders' equity     63%    $882,295  $641,606   $540,610
                                        ========= ========= ==========


CONSOLIDATED STATEMENT OF OPERATIONS
----------------------------------------------------------------------
(unaudited) (dollars in thousands, except per share data)


                         Quarter Ended              Nine Months Ended
                 Qtly    September 30,    9 mo.       September 30,
                  %                         %
INTEREST INCOME  Change  2005      2004   Change     2005       2004
                 ------ -------   ------- ------   -------    -------


 Interest on
  loans                 $14,231   $7,522           $36,040    $21,585
 Interest on fed
  funds sold                 59       52               208        124
 Interest-earning
  deposits with
  banks                       5        1                21          3
 Interest on other
  investments               568      232             1,357        726
                        -------   -------          -------    -------
Total Interest
 Income           90%    14,863    7,807      68%   37,626     22,438

INTEREST EXPENSE
 Deposits                 3,141    1,126             7,011      3,166
 Other borrowed
  money                     661      267             1,653        794
                        -------   -------          -------    -------
Total Interest
 Expense         173%     3,802    1,393     119%    8,664      3,960

Net interest
 income           72%    11,061    6,414      57%   28,962     18,478
Provision for loan
 losses                     430      325             1,161        838
                        -------   -------          -------    -------
Net Interest
 Income After
 Loan Loss
 Provision        75%    10,631    6,089      58%   27,801     17,640

OTHER OPERATING INCOME
 Net gain on sale of
  loans                   1,533    1,952             5,240      4,938
 Loan servicing
  fees, net                 221      221               700        614
 Customer service
  charges                   295      185               793        569
 Gain (Loss) on OREO
  and other
  repossessed assets          -     (160)              157       (160)
 Other fee
  income                    418      335               881        956
                        -------   -------          -------    -------
Total Other
 Operating
 Income           -3%     2,467    2,533      12%    7,771      6,917

OTHER OPERATING EXPENSES
 Salaries and
  employee benefits       4,393    2,916            11,981      8,134
 Occupancy                  574      340             1,695      1,033
 Depreciation               326      190               957        566
 Other                    2,143    1,890             6,365      5,374
                        -------   -------          -------    -------
Total Other
 Operating
 Expenses         39%     7,436    5,336      39%   20,998     15,107
                        -------   -------          -------    -------

 Income before
  income taxes            5,662    3,286            14,574      9,450
 Income tax               2,278    1,256             5,820      3,573
                        -------   -------          -------    -------
NET INCOME        67%    $3,384   $2,030      49%   $8,754     $5,877
                        =======   =======          =======    =======

Per Share Data
 Basic
  earnings per
  share           33%     $0.61    $0.46      22%    $1.63      $1.34
                        =======   =======          =======    =======
 Diluted
  earnings per
  share           35%     $0.58    $0.43      23%    $1.54      $1.25
                        =======   =======          =======    =======
Average shares for
 basic earnings per
 share                5,575,666  4,402,605       5,358,607  4,385,565
Average shares for
 diluted earnings
 per share            5,880,790  4,705,546       5,669,102  4,685,097


SUPPLEMENTAL DATA
---------------------------------------------
(unaudited)(dollars in thousands,     Quarter ended    Year to date
 except per share data)                September 30,   ended September
                                                             30,
                                     ---------------- ----------------
                                        2005    2004     2005    2004
                                     -------- ------- -------- -------
Annualized return on average assets     1.63%   1.57%    1.56%   1.56%
Annualized return on average equity    17.05%  19.76%   16.48%  19.64%
Annualized return on average tangible
 equity                                22.12%  19.76%   22.07%  19.64%
Efficiency ratio                       54.97%  58.59%   57.41%  59.12%
Annualized net interest margin          5.81%   5.27%    5.71%   5.29%
Book value per share                  $15.64   $9.69
Tangible book value per share          $8.20   $9.69
Dividends per share                    $0.10   $0.05    $0.30   $0.15

NON-PERFORMING ASSETS                At September 30, At December 31,
----------------------------------------------------- ----------------
(unaudited)(dollars in thousands)       2005    2004     2004
                                     -------- ------- --------
Non-accrual loans                     $2,721  $4,701   $4,027
Loans past due 90 days or more             -       -        -
Restructured loans                         -       -        -
                                     -------- ------- --------
Total non-performing loans             2,721   4,701    4,027
OREO & other repossessed assets           68      39        -
                                     -------- ------- --------
Total non-performing assets           $2,789  $4,740   $4,027
                                     ======== ======= ========
Total non-performing loans/gross
 loans                                  0.37%   1.03%    0.74%
Total non-performing assets/total
 assets                                 0.32%   0.88%    0.63%
Total non-performing loans net of
 guarantees/gross loans                 0.17%   0.62%    0.39%
Total non-performing assets net of
 guarantees/total assets                0.15%   0.53%    0.33%

ALLOWANCE FOR LOAN LOSSES             Quarter ended    Year to date
                                       September 30,   ended September
                                                             30,
----------------------------------------------------- ----------------
(unaudited)(dollars in thousands)       2005    2004     2005    2004
                                     -------- ------- -------- -------
Balance at beginning of period        $8,392  $5,715   $7,508  $5,210
Reserve acquired in merger             1,269       -    1,269       -
Provision for loan losses                430     325    1,161     838
Recovery of (provision for) reserve for
   losses on commitments to extend
    credit                                 -       -        -       -
Net recoveries (chargeoffs)               33     (11)     186     (19)
                                     -------- ------- -------- -------
Balance at end of period             $10,124  $6,029  $10,124  $6,029
                                     ======== ======= ======== =======
Loan loss allowance/gross loans         1.37%   1.32%
Loan loss allowance/gross loans net
 of guarantees                          1.44%   1.43%
Loan loss allowance/loans held for
 investment                             1.72%   1.70%
Loan loss allowance/non-performing
 loans                                372.07% 128.25%
Loan loss allowance/non-performing
 assets                               363.00% 127.19%
Loan loss allowance/non-performing
 loans, net of guarantees             830.52% 215.24%
Loan loss allowance/non-performing
 assets, net of guarantees            786.64% 212.29%
Net Charge offs (recoveries) to
 average loans (annualized)            -0.02%   0.01%   -0.04%   0.01%

CAPITAL RATIOS                       At September 30, At December 31,
----------------------------------------------------- ----------------
(unaudited)                             2005    2004     2004
                                     -------- ------- --------
Holding Company Ratios
     Total capital (to risk-weighted
      assets)                          11.71%  13.08%   11.47%
     Tier 1 capital (to risk-weighted
      assets)                           9.98%  11.68%   10.22%
     Tier 1 capital (to average
      assets)                          10.00%  10.95%    9.48%
     Tangible equity to tangible
      assets                            5.81%   7.92%    7.33%

Bank only Ratios
     Total capital (to risk-weighted
      assets)                          11.30%  11.22%   11.19%
     Tier 1 capital (to risk-weighted
      assets)                          10.05%   9.97%    9.94%
     Tier 1 capital (to average
      assets)                          10.08%   9.35%    9.30%


(unaudited) (dollars in thousands)
-------------------------------------------------------------- -------
For the three months ended September 30,

                               2005                     2004
                              -------                  -------
                      Average Interest Average Average InterestAverage
                      Balance Earned/  Rate/   Balance Earned/ Rate/
                               Paid    Yield           Paid    Yield
                      ------------------------------------------------
Average assets:
   Securities and time
    deposits at other
    banks              $57,055    $573  3.98%  $22,157    $233   4.18%
   Fed funds sold        6,735      59  3.48%   14,477      52   1.43%
   Loans:
        Commercial      53,867     990  7.29%   21,990     291   5.26%
        Real Estate    585,905  12,297  8.33%  393,693   6,663   6.73%
        Aircraft        31,843     546  6.80%   29,108     508   6.94%
        Consumer        19,318     398  8.17%    3,040      60   7.85%
                      -----------------       -----------------
             Total
              loans    690,933  14,231  8.17%  447,831   7,522   6.68%
                      -----------------       -----------------
   Total earning
    assets             754,723  14,863  7.81%  484,465   7,807   6.41%
   Non earning assets   77,068                  33,899
                      ---------               ---------
   Total average
    assets            $831,791                $518,364
                      =========               =========

Average liabilities and stockholders' equity:
   Interest bearing deposits:
        Savings and
         interest
         bearing
         accounts     $202,055    $482  0.95% $134,908    $155   0.46%
        Time deposits  343,607   2,659  3.07%  233,611     971   1.65%
                      -----------------       -----------------
             Total
              interest
              bearing
              deposits 545,662   3,141  2.28%  368,519   1,126   1.22%
   Short term
    borrowing           21,610     189  3.47%    8,470      32   1.51%
   Long term debt       28,182     472  6.64%   14,676     235   6.37%
                      -----------------       -----------------
   Total interest
    bearing
    liabilities        595,454   3,802  2.53%  391,665   1,393   1.42%
   Demand deposits     146,080                  78,491
   Accrued expenses
    and other
    liabilities         10,885                   7,105
   Net stockholders'
    equity              79,372                  41,103
                      ---------               ---------
   Total average
    liabilities
    stockholders'
    equity            $831,791 $11,061        $518,364  $6,414
                      =================       =================

   Net interest spread                  5.28%                    4.99%
                                       ======                  =======

   Net interest margin                  5.81%                    5.27%
                                       ======                  =======

                      ----------------------- ------------------------
For the nine months
 ended September 30,      2005                    2004
                      ----------------------- ------------------------
Average assets:
   Securities and time
    deposits at other
    banks              $46,027  $1,378  4.00%  $24,635    $729   3.95%
   Fed funds sold        9,655     208  2.88%   14,831     124   1.12%
   Loans:
        Commercial      45,323   2,374  7.00%   21,473     871   5.42%
        Real Estate    529,232  31,046  7.84%  372,276  18,951   6.80%
        Aircraft        30,381   1,537  6.76%   29,893   1,569   7.01%
        Consumer        17,851   1,083  8.11%    3,415     194   7.59%
                      -----------------       -----------------
             Total
              loans    622,787  36,040  7.74%  427,057  21,585   6.75%
                      -----------------       -----------------
   Total earning
    assets             678,469  37,626  7.41%  466,523  22,438   6.42%
   Non earning assets   70,090                  34,950
                      ---------               ---------
   Total average
    assets            $748,559                $501,473
                      =========               =========

Average liabilities and stockholders' equity:
   Interest bearing deposits:
        Savings and
         interest
         bearing
         accounts     $191,558  $1,055  0.74% $124,103    $438   0.47%
        Time deposits  300,642   5,956  2.65%  225,467   2,728   1.62%
                      -----------------       -----------------
             Total
              interest
              bearing
              deposits 492,200   7,011  1.90%  349,570   3,166   1.21%
   Short term
    borrowing           25,290     576  3.05%   11,866     107   1.20%
   Long term debt       21,235   1,077  6.78%   14,683     687   6.25%
                      -----------------       -----------------
   Total interest
    bearing
    liabilities        538,725   8,664  2.15%  376,119   3,960   1.41%
   Demand deposits     129,072                  78,627
   Accrued expenses
    and other
    liabilities          9,917                   6,834
   Net stockholders'
    equity              70,845                  39,893
                      ---------               ---------
   Total average
    liabilities
    stockholders'
    equity            $748,559 $28,962        $501,473 $18,478
                      =================       =================

   Net interest spread                  5.26%                    5.01%
                                       ======                  =======

   Net interest margin                  5.71%                    5.29%
                                       ======                  =======




    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100
             www.comnb.com